UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 26, 2007, Internap Network Services Corporation, or the Company, issued a press release announcing that it has entered into a three-year strategic relationship with Quality Technology Services, or QualityTech. The Company will be the preferred provider of content delivery network, or CDN, services and the exclusive provider of IP connectivity services to all of QualityTech’s data center facilities and will migrate to the Company’s IP connectivity services approximately 350 customers that QualityTech acquired in connection with its purchase of Globix Hosting LLC, a subsidiary of Globix Corporation, in October of 2006. The Company will also take down approximately 4,500 square feet of space in several of QualityTech’s data center facilities. This strategic relationship represents revenues of approximately $15 million for value-added CDN services and IP connectivity services over the three-year term. A copy of this press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated July 26, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: July 27, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 26, 2007.